                        SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 41(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant _X_

Filed by a Party other than the Registrant ___

Check the appropriate box:

___ Preliminary Proxy Statement

___ Confidential, for Use of the Commission Only, (as permitted by Rule
    14a-6 (c)(2))

_X_ Definitive Proxy Statement

_X_ Definitive Additional Materials

___ Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                          Wal-Mart Stores, Inc.
             (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

_X_ No fee required

___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)  Title of each class of securities to which transactions applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:


                         WAL-MART STORES, INC.
                         Bentonville, Arkansas


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To  Be Held June 6, 1997


To the Shareholders of Wal-Mart Stores, Inc.:

   The 1997 Annual Meeting of Shareholders of Wal-Mart Stores, Inc. will be held on Friday, June 6, 1997, at 8:30 a.m. in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas. Pre-meeting activities start at 7:30 a.m.

   The purposes of the Annual Meeting are:

          (1)  To elect directors;

          (2)  To   vote   on  the  Wal-Mart  Stores,  Inc.   Director
               Compensation Plan;

          (3) To vote on a shareholder proposal described on pages 12 to 14 of the Proxy Statement; and

          (4) To transact any other business that may properly come before the meeting.

   You must be a shareholder of record at the close of business on April 8, 1997, to vote at the Annual Meeting. If you plan to attend, please bring the Admittance Card on the back cover. Regardless of whether you will attend, please vote by signing and returning the enclosed proxy. Mailing your completed proxy will not prevent you from voting in person at the meeting.

   Your proxy is solicited by and on behalf of the Board of Directors.

                  By Order of the Board of Directors

                           (signature here)

                           Robert K. Rhoads
                               Secretary

Bentonville, Arkansas
April 10, 1997

             Annual Meeting Admittance Card on Back Cover

                         WAL-MART STORES, INC.

                         Bentonville, Arkansas

                            PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation, for use at the Annual Meeting of Shareholders. The meeting will be held in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas, on Friday, June 6, 1997, at 8:30 a.m. Wal-Mart's mailing address is Bentonville, Arkansas 72716, and its telephone number is (501) 273-4000.

                           VOTING PROCEDURES

   Your proxy card, ballot, and voting records will not be disclosed to Wal-Mart unless it is legally necessary, requested by you (and then disclosure is limited to your vote), or your vote is cast in a contested proxy solicitation. First Chicago Trust Company of New York has been appointed independent inspector of the election. First Chicago is independent and the individual inspectors are not Wal-Mart employees.

   This Proxy Statement will be mailed on or about April 10, 1997. Wal-Mart has fixed the close of business on April 8, 1997, as the record date for the meeting. You are entitled to one vote for each share you own. A quorum (holders of the majority of the outstanding common stock and present in person or represented by proxy) is required to hold the meeting. When a quorum is present, the vote of the holders of a majority of stock present in person or by proxy is required to elect any director or to approve any other matter.

   You may revoke your proxy any time before its exercise. To revoke your proxy, you may file a written revocation with Wal-Mart's Secretary or you may sign a proxy bearing a later date. You may also revoke your proxy by voting in person at the meeting. Properly executed proxies that are filed before the meeting and not revoked will be voted in accordance with the directions in them.

   Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes withheld from nominees for director and abstentions on proposals have the same effect as votes against them. Broker non-votes have no effect on the outcome of the election of directors or other proposals.

   If you hold your shares in your own name rather than through a broker, you may vote by phone. To vote by phone dial 1-800-OK 2 VOTE (1-800-652-8683). If you are a Wal-Mart associate who holds shares through the Profit Sharing Plan or the Associate Stock Purchase Plan, you may also vote by phone.

   This solicitation is made on behalf of the Board of Directors. The Company pays for the cost of soliciting these proxies. In addition to solicitation by mail, the Company reimburses brokerage houses and others for forwarding proxies and proxy material to shareholders.

   Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares FOR all of the nominees for director, FOR the director compensation plan, and AGAINST the shareholder proposal.

                     ITEM 1: ELECTION OF DIRECTORS

   Wal-Mart's directors are elected at each annual meeting and hold office until the next election. Each nominee is presently a director of Wal-Mart. The persons named in the accompanying form of proxy will vote the shares it represents for the nominees, unless you instruct otherwise. The Company expects each nominee to be able to serve. If a nominee is unable to act as a director, the persons named in the proxy may vote for any substitute nominee proposed by the Board unless you withhold authority for them to vote for a substitute.

   Following  the  Annual Meeting, Wal-Mart will  have  13   directors.
The   Board  has  authority  under Wal-Mart's by-laws to fill vacancies and to increase or decrease its size between annual meetings.

   If you want to recommend a director candidate, please write to Robert K. Rhoads, Secretary of the Company. You should provide the recommended candidate's name, biographical information and qualifications. Wal-Mart's management will forward to the Compensation and Nominating Committee the most highly qualified candidates for consideration.

                         NOMINEES FOR DIRECTOR

   Nominees for director are nominated by the Board. They were selected on the basis of outstanding achievement in their personal careers; broad experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Board is committed to diversified membership. The Board will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees.

Name                 Age        Business Experience               Since

Paul R. Carter        56  Executive Vice President of Wal-Mart.    1988
                          Since  September 1995, he has  served
                          as President of Wal-Mart Realty. From
                          1988 to  September 1995, he served as
                          Chief Financial Officer of Wal-Mart.

John A. Cooper, Jr.   58  Chairman  of  the  Board  of   Cooper    1980
                          Communities,  Inc., which is  engaged
                          in  real  estate  development. He  is
                          also   a    director    of    Entergy
                          Corporation  and  J.B. Hunt Transport
                          Services, Inc.

Stephen Friedman      59  Senior  Chairman and  Limited Partner    1996
                          of   Goldman,  Sachs  &   Co.   since
                          December 1994.  From December of 1990
                          until  November  1994,  he served  as
                          Co-Chairman   or   sole  Chairman  of
                          Goldman,  Sachs & Co.   He is  also a
                          director  of  the  Federal   National
                          Mortgage Association.

Stanley C. Gault      71  Chairman  of  The   Goodyear  Tire  &    1996
                          Rubber Company from 1991 to June 1996
                          and Chief  Executive  Officer  of The
                          Goodyear  Tire &  Rubber Company from
                          1991 to January 1996. Mr.Gault served
                          as  Chairman and Chief  Executive  of
                          Rubbermaid  Incorporated from 1980 to
                          1991.  He is also a director of  Avon
                          Products,  Inc., International  Paper
                          Company and The Timken Company.

David D. Glass        61  President and Chief Executive Officer    1977
                          of Wal-Mart.

Dr. Frederick S.      61  President  of Florida A&M University.    1993
 Humphries                He  is  also  a  director  of Brinker
                          International, Inc.

E. Stanley Kroenke*   49  Chairman  of The Kroenke Group, which    1995
                          is    engaged    in    real    estate
                          development, and co-owner of the  St.
                          Louis  Rams National Football  League
                          franchise.

Elizabeth A. Sanders  51  Management   consultant    with   The    1993
                          Sanders    Partnership,   a    retail
                          consulting  firm,  since  1990.  From
                          1981 until  February 1990, she served
                          as Vice-President and General Manager
                          for  Nordstrom,  Inc. She is  also  a
                          director  of  H.F.  Ahmanson  &  Co.,
                          Flagstar  Companies, Inc., Wellpoint,
                          Inc.  and  Wolverine Worldwide, Inc.

Jack C. Shewmaker     59  International consultant, rancher and    1977
                          retired Wal-Mart executive.

Donald G. Soderquist  63  Vice  Chairman  and  Chief  Operating    1980
                          Officer of Wal-Mart.

Dr. Paula Stern       52  President  of The  Stern Group, Inc.,    1995
                          an international trade advisory firm,
                          since 1989.  She is a  member  of the
                          President's Advisory   Committee  for
                          Trade Policy and  Negotiations.  From
                          1984   to   1986,   she   served   as
                          Chairwoman of the U.S.  International
                          Trade Commission. Dr. Stern is also a
                          director  of  Harcourt  General, Inc.
                          and Westinghouse  Electric Corp., and
                          she is a nominee for  election to the
                          board of Avon Products, Inc.

John T. Walton*       50  Chairman of Quantum Partners, L.L.C.,    1992
                          which holds investments in technology
                          companies. From  July  1983 to  March
                          1994,   Mr. Walton  was  Chairman  of
                          Corsair  Marine, Inc.  Since November
                          1990, he has served as Vice President
                          of Walton Enterprises II, L.P.  He is
                          also    a   director   of   Education
                          Alternatives, Inc.

S. Robson Walton*     52  Chairman  of the  Board  of Wal-Mart.    1978

  *S. Robson Walton and John T. Walton are brothers. E. Stanley Kroenke is their first cousin by marriage.

                        STOCK PERFORMANCE GRAPH

This graph shows the yearly percentage change in cumulative total shareholder return on Wal-Mart stock during the last five fiscal years ended January 31, 1997. The graph also shows the cumulative total returns of the S&P 500 Index and the published retail industry index. The comparison assumes $100 was invested on January 31, 1992, in Wal-Mart stock and in each of the indices shown and assumes reinvestment of dividends.

                             (Graph here)

                           1/92    1/93    1/94    1/95    1/96    1/97
Wal-Mart Stores, Inc.       100     121      99      86      77      91
S & P 500                   100     111     125     125     174     220
S & P Retail Composite      100     119     115     107     115     137


                        EXECUTIVE COMPENSATION

Summary Compensation Table: This table shows the compensation during each of the Company's last three fiscal years of Wal-Mart's Chief Executive Officer and four other most highly compensated executive officers based on compensation earned during the fiscal year ended January 31, 1997.

                              Annual compensation                       Long-term compensation
                                                                       Awards        Payouts
                        Fiscal                          Other  Restricted  Number of
                         year             Incentive    annual    stock    securities  LTIP    All other
Name and                ended     Salary   Payment  compensation awards   underlying payouts compensation
position               Jan. 31,   ($)(1)    ($)(2)     ($)(3)     ($)      options     ($)     ($)(4)
David D. Glass           1997   1,085,000   377,580    71,363      0       135,625      0      40,436
President and Chief      1996   1,035,000      0       66,759      0        66,064      0      40,359
Executive Officer        1995     985,000      0       61,443      0        64,590      0      14,089

Donald G. Soderquist     1997     860,000   299,280      0         0        89,583      0      30,866
Vice Chairman and Chief  1996     830,000      0         0         0        52,979      0      29,119
Operating Officer        1995     790,000      0         0         0        51,803      0      27,949

Joseph S. Hardin, Jr.    1997     560,000   139,440      0         0        58,333      0      20,376
Executive Vice President 1996     537,885      0         0         0        47,126      0      19,415
                         1995     500,000      0         0         0        29,670      0      17,712

Bob L. Martin            1997     500,000    87,000    23,708      0        52,083      0      18,011
Executive Vice President 1996     450,000      0         0         0        40,000      0      15,886
                         1995     400,000      0         0         0        23,736      0      14,182

Paul R. Carter           1997     470,000   163,560    36,124      0        48,958      0      17,675
Executive Vice President 1996     470,000      0       34,525      0        27,000      0      22,192
                         1995     470,000      0       30,758      0        27,738      0      26,946

[FN]
<F1>
(1) This column includes compensation earned during the fiscal year but deferred under agreements with Wal-Mart.
<F2>
(2) Incentive payments shown in this column relate to performance under the Management Incentive Plan during the January 31, 1997, fiscal year but were paid during the January 31, 1998, fiscal year.
<F3>
(3) These amounts are incentive payments on amounts deferred under the Officer Deferred Compensation Plan. These amounts do not include the value of perquisites or other personal benefits because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any named executive officer.
<F4>
(4) "All other compensation" for the fiscal year ended January 31, 1997, includes Company contributions to Wal-Mart's Profit Sharing and Supplemental Executive Retirement Plans, above-market interest credited on deferred compensation, and term life insurance premiums paid by Wal-Mart for the benefit of each officer. These amounts are shown in the following table:

                      Profit                                       Life
                      Sharing          SERP      Above-market   insurance
Name               contributions  contributions    interest      premiums
David D. Glass         $5,370        $33,473        $1,515          $78
Donald G. Soderquist   $5,370        $25,418          -             $78
Joseph S. Hardin, Jr.  $5,370        $14,712        $  216          $78
Bob L. Martin          $5,370        $12,461        $  102          $78
Paul R. Carter         $5,370        $11,466        $  761          $78

Option Grants for Fiscal Year Ended January 31, 1997: This table shows all options to acquire shares of Wal-Mart stock granted to the named executive officers during the fiscal year ended January 31, 1997.

                                             Individual Grants
                                   Percent of
                      Number of      total
                      securities    options
                      underlying   granted to     Exercise                 Grant date
                       options     associates    price/share  Expiration     present
Name                   granted    in fiscal year     (1)         date         value
David D. Glass         135,625        1.2%         $24.00       1/9/07     $1,066,013
Donald G. Soderquist    89,583        0.8%         $24.00       1/9/07     $  704,122
Joseph S. Hardin, Jr.   58,333        0.5%         $24.00       1/9/07     $  458,497
Bob L. Martin           52,083        0.5%         $24.00       1/9/07     $  409,372
Paul R. Carter          48,958        0.4%         $24.00       1/9/07     $  384,810

-----
[FN]
<F1>
(1) The exercise price equals the closing price of Wal-Mart stock on the date of grant. The options are exercisable in seven equal annual installments beginning one year after grant. They expire ten years after grant.
<F2>
(2) The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model. The following weighted-average assumptions were used to estimate the value of options: a three and one-half year expected life of the options; a dividend yield of 0.9%; expected volatility for Wal-Mart stock of 23%; and a risk-free rate of return of 6.1%.


Option Exercises and Fiscal Year End Option Values: This table shows all stock options exercised by the named executives during the fiscal year ended January 31, 1997, and the number and value of options they held at fiscal year end.

                                               Number of securities               Value of unexercised
                                              underlying unexercised                  in-the-money
                       Shares      Value    options at fiscal year end (#)   options at fiscal year end($)(2)
                     acquired on  realized
Name                   exercise    ($)(1)    Exercisable  Unexercisable         Exercisable  Unexercisable
David D. Glass             -          -        414,722        230,442            $5,067,790     $619,856
Donald G. Soderquist       -          -        201,334        182,630            $1,953,062      453,267
Joseph S. Hardin, Jr.   7,777      99,101       50,794        119,750            $  107,048      216,764
Bob L. Martin              -          -         51,190         91,084            $  209,511      122,660
Paul R. Carter             -          -         81,748         97,921            $  564,375      198,039

-----
[FN]
<F1>
(1) The value realized equals the difference between the option exercise price and the closing price of Wal-Mart stock on the date of exercise, multiplied by the number of shares to which the exercise relates.
<F2>
(2) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Wal-Mart stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of Wal-Mart stock on January 31, 1997, as reported on the New York Stock Exchange composite tape was $23.75.

             COMPENSATION AND NOMINATING COMMITTEE REPORT
                       ON EXECUTIVE COMPENSATION

   Compensation Philosophy: Wal-Mart's executive compensation program is designed to: (1) provide fair compensation to executives based on their performance and contributions to Wal-Mart; (2) provide incentives to attract and retain key executives; and (3) instill a long-term commitment to Wal-Mart and develop pride and a sense of Company ownership, all in a manner consistent with shareholder interests.

   The Compensation and Nominating Committee sets the salaries of David Glass, the Chief Executive Officer, and Rob Walton, the Chairman. The Committee approves the salaries of Don Soderquist and Paul Carter, Wal-Mart executives who serve on the Board of Directors. As part of its oversight of the Company's compensation programs, the Committee also reviews the salaries paid to certain other Wal-Mart executives.

   The executive  officers'  compensation package has  three main parts:
(1) base salary, which is reviewed annually; (2) equity compensation consisting of stock options and, for certain executives, restricted stock; and (3) incentive payments under the Company's Management Incentive Plan, which may be earned annually depending on the Company's achievement of performance goals. Wal-Mart has a Deferred Compensation Plan under which executives may defer compensation, with interest accruing on amounts deferred. Incentive payments on the amounts deferred are accrued annually starting 10 years after the initial deferral. Company executives also participate in the Company's Profit Sharing Plan, which is a defined contribution retirement plan with its assets primarily invested in Wal-Mart stock.

   Base Salary: Base salaries of Company executives are based on Wal-Mart's performance for the prior fiscal year and upon a subjective evaluation of each executive's contribution to that performance. In evaluating overall Company performance, the primary focus is on Wal-Mart's financial performance for the year as measured by net income, total sales, comparable store sales and return on shareholders' equity. Other criteria, including whether Wal-Mart conducts its operations in accordance with the business and social standards expected of it by its associates, shareholders and the communities in which it operates, are also considered.

   Equity Participation: Stock options are generally granted annually in an effort to link each executive's future compensation to the long-term financial success of Wal-Mart, as measured by stock performance. Options are priced at 100% of the stock market value on the day of grant. They typically vest in equal annual increments, beginning one year from the date of grant. Options granted on or after November 17, 1995, are generally exercisable in seven annual installments.

   The total number of options awarded to each executive is based on an option grant dollar amount divided by the option's exercise price. The option grant dollar amount is the product of the executive's salary multiplied by the appropriate stock option grant percentage. For example, if an executive makes $250,000 per year and the percentage applied is 125%, the option grant dollar amount for the executive is $312,500. This amount is divided by a stock price on the date of grant. In this example, $312,500 divided by a stock price of $25 will result in a grant of an option to purchase 12,500 shares at $25 per share.

   The Committee establishes the percentages for, and makes awards of options to, those persons required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Section 16 persons"). These percentages are based on a sub-jective evaluation of the performance of each executive without regard to the number of options held by or previously granted to the executive.

   In addition to stock options, certain executives may from time to time be granted restricted stock under Wal-Mart's Restricted Stock Plan. Any award of restricted stock to Section 16 persons will be made by the Committee, which will set the vesting criteria. Awards may be made to provide incentives to enhance the job performance of certain executives or to induce them to remain with or to become associated with the Company. As of the end of the fiscal year, no restricted stock awards had been made to any Company executive.

   Incentive Payments: Incentive payments are made under Wal-Mart's Management Incentive Plan upon achievement of pre-established performance criteria. For the 1997 fiscal year, the Committee set two levels of overall performance objectives for the Company: threshold and excellent.

   Corresponding incentive levels for the 1997 fiscal year were assigned to participants in the plan by the Committee as percentages of base salary. These incentive levels are tied directly to the achievement of specific levels of performance objectives. Incentive percentages ranging from a low of 15% of base salary at the threshold level to a high of 45% at the maximum level were payable under the plan to an executive group including, among others, the Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. For these officers, performance goals are based on overall corporate performance. For divisional executives, performance goals are based on a combination of corporate and divisional performance.

   For the fiscal year ended January 31, 1997 corporate pre-tax net profits exceeded the threshold level set by the Committee but were less than the maximum level. As a result, incentive payments were made under the Management Incentive Plan in March of 1997 for performance in the fiscal year ended January 31, 1997.

   Compensation of the Chief Executive Officer: During the fiscal year, David Glass, Wal-Mart's Chief Executive Officer, received a base salary of $1,085,000, an increase of 4.8% from the prior fiscal year. He was also granted an option to purchase 135,625 shares of Wal-Mart stock. Mr. Glass's salary increase and option grant were based on a subjective evaluation which considered, in part, Wal-Mart's financial performance for the fiscal year ended January 31, 1996 (i.e., a 2% increase in net income; a 13.5% increase in total sales; a 4% increase in comparable store sales; and a 19.9% return on average shareholders' equity). The option grant was also based on a subjective evaluation which considered, in part, the projected financial performance of the Company for the fiscal year ended January 31, 1997 (i.e., a 12% increase in net income; a 12% increase in total sales; a 4.9% increase in comparable store sales; and a 19.2% return on average shareholders' equity). Mr. Glass also received an incentive payment of $377,580 under Wal-Mart's Management Incentive Plan. This bonus was based on Wal-Mart's achievement of certain performance goals established by the Committee.

   Deductibility of Compensation: Internal Revenue Code Section 162(m) provides that compensation in excess of $1 million paid to an executive officer is not deductible unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m).

   Mr. Glass deferred a portion of his compensation during the fiscal year ended January 31, 1997, so that during the year he actually received less than $1 million in compensation. Because his salary and incentive payment for the fiscal year ending on January 31, 1998, will exceed $1 million, Mr. Glass has volunteered to defer receipt of that portion of his base salary and incentive payments in excess of $1 million until after his retirement. This allows Wal-Mart to deduct the deferred portion of his salary and incentive payment when it is paid after his retirement.

This report is  submitted by the  Compensation and Nominating Committee:
       John A. Cooper, Jr.
       Dr. Frederick S. Humphries
       John Walton


       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the fiscal year ended January 31, 1997, none of Wal-Mart's executive officers served on the board of any entities whose directors or officers serve on Wal-Mart's Compensation and Nominating Committee. No current or past executive officers of Wal-Mart serve on the Committee.

                       COMPENSATION OF DIRECTORS

   During the calendar year ended December 31, 1996, the compensation paid to outside directors was $24,000 annually, paid in quarterly increments of $6,000. Directors were also paid $1,500 for every Board or Board Committee meeting attended and $500 for each telephonic meeting. Each director was reimbursed for expenses incurred in attending the meetings. Additionally, each outside director was paid $1,500 per day, not to exceed 30 days per year, for Board-related work outside of the scope of his or her regular director duties.

   For the calendar year ending December 31, 1997, outside directors will receive a retainer of $50,000, at least one half of which will be in the form of Wal-Mart common stock or stock units. Directors are not paid for meeting attendance. Chairpersons of board committees receive an additional retainer of $3,000. Compensation of $1,500 per day for Board-related work is unchanged.

   During the fiscal year ended January 31, 1997, Jack Shewmaker received a consulting fee of $150,000 under a consulting agreement with Wal-Mart. The agreement with Mr. Shewmaker was initially for a five-year term from May 1, 1988, to April 30, 1993, but was extended to April 30, 1998. It provides for payment of an annual consulting fee of $150,000. The consulting agreement also provides that he will be nominated for a director's position with Wal-Mart for a term concurrent with the consulting arrangement. Additionally, Mr. Shewmaker remains eligible to receive the benefits generally available to Company executives, and his health insurance costs are paid by the Company.

                    ADDITIONAL  INFORMATION  ABOUT
                        THE BOARD OF DIRECTORS

   The Board held four regular meetings and two telephonic meetings during the year to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board approval. The Board has five committees: the Audit Committee, the Compensation and Nominating Committee, the Stock Option Committee, the newly-created Strategic Planning and Finance Committee, and the Executive Committee. For the 1997 fiscal year, the Audit Committee met two times, the Stock Option Committee met four times, the Compensation and Nominating Committee met three times, and the Strategic Planning and Finance Committee met once. The Executive Committee did not meet, but acted by written unanimous consents to action during the year. These committees are described in more detail below.

   Audit Committee: This Committee monitors the financial condition of Wal-Mart, reviews its financial policies and procedures, its internal accounting controls and the objectivity of its financial reporting and makes recommendations to the Board concerning the engagement of the independent auditors. The Committee currently consists of Elizabeth A. Sanders, Jack Shewmaker and Paula Stern.

   Compensation and Nominating Committee: This Committee administers Wal-Mart's Stock Option and Restricted Stock Plans for executive officers, sets the interest rate applicable to the Deferred Compensation Plan, and reviews the salary and benefits structure for executive officers. This Committee also makes recommendations to the Board regarding nominees for directors. The Committee currently consists  of  John  A.  Cooper, Jr., Frederick S.  Humphries  and  John
Walton.

   Stock Option Committee: This Committee administers Wal-Mart's Stock Option and Restricted Stock Plans, except with respect to executive officers. The Committee currently consists of David D. Glass, Donald
G. Soderquist and S. Robson Walton.

   Strategic Planning and Finance Committee: This Committee considers important financial decisions of the Company and engages in long-range strategic planning. The Committee currently consists of Stanley Gault, Stephen Friedman and Stan Kroenke.

   Executive Committee: This Committee implements policy decisions of the Board and acts on its behalf between meetings. The Committee currently consists of Paul R. Carter, David D. Glass, Donald G. Soderquist and S. Robson Walton.

   For the fiscal year ended January 31, 1997, overall attendance at all Board and committee meetings was over 90%. Each incumbent director attended at least 75% of the Board meetings and 75% of the meetings of committees on which he or she served.

                       INTEREST OF MANAGEMENT IN
                         CERTAIN TRANSACTIONS

   During the fiscal year ended January 31, 1997, Stan Kroenke, a director, held interests in shopping center developments which leased space to Wal-Mart for 43 store and Sam's Club locations. Total rents and maintenance fees paid by Wal-Mart under these leases for the fiscal year were $25,573,948. Mr. Kroenke's interest in the amounts paid was $17,968,597. We believe that rents and fees paid for this leased space are competitive with amounts that would be paid to a third party to lease similar space.

   Additionally, during the fiscal year Wal-Mart paid the Kroenke/THFUtility Co., a utility company in which Mr. Kroenke has an ownership interest, $383,600 for utility services provided to two stores. Mr. Kroenke's interest in the amounts paid was $140,666.

   Frank Robson, the brother of Helen R. Walton, a beneficial owner of more than 5% of Wal-Mart stock, held various ownership interests in nine store locations leased by Wal-Mart. The Company paid rents and maintenance fees of $2,688,674 under the leases for the fiscal year ended January 31, 1997. We believe that the rents and maintenance fees paid under the leases is competitive with amounts that would be paid to a third party to lease similar space.

   Alice Walton, a beneficial owner of more than 5% of Wal-Mart stock, has an indirect interest in U.S. Housewares Corporation. A wholly-owned subsidiary of U.S. Housewares Corporation sold $5,147,186 in consumer products to the Company during the fiscal year ended January 31, 1997. We believe that these transactions were competitive with amounts that would be paid to third parties in similar transactions.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Wal-Mart's executive officers, directors and persons who own more than 10% of the Company's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York and Toronto Stock Exchanges and the Ontario Securities Commission. A copy of each report is furnished to Wal-Mart.
   SEC regulations require Wal-Mart to identify anyone who filed a required report late during the most recent fiscal year. Based solely on review of reports furnished to the Company and written representations that no other reports were required during the fiscal year ended January 31, 1997, all Section 16(a) filing requirements met were except as follows: Tom Coughlin filed one month late a Form 4 showing an acquisition of 1,820 shares by his trust; and Stan Kroenke filed an amended Form 4 twenty days late showing a sale of 71,900 shares and a Form 4 eight days late showing a sale of 400,000 shares.

       EQUITY SECURITIES AND PRINCIPAL HOLDERS OF WAL-MART STOCK

   There were  2,265,535,740  shares  of  Wal-Mart  stock  issued   and
outstanding on March 31, 1997. This table lists the beneficial owners of 5% or more of Wal-Mart Stock as of March 31, 1997.

               Amount and Nature of Beneficial Ownership
                  Direct or Indirect
                      with Sole      Indirect with
Name and              Voting and     Shared Voting
Address of            Investment     and Investment                Percent
Beneficial Owner        Power           Power(1)        Total      of Class
Jim C. Walton        4,564,068        871,273,976    875,838,044     38.66
John T. Walton       2,798,016        871,388,068    874,186,084     38.59
Helen R. Walton      1,047,830        871,273,976    872,321,806     38.50
Alice L. Walton        485,260        871,275,668    871,760,928     38.48
S. Robson Walton       329,060(2)     871,289,976    871,619,036     38.47

-----
[FN]
<F1>
  (1) The shares listed as beneficially owned by each person include 871,273,976 shares held by Walton Enterprises, L.P. Helen R. Walton,
S. Robson Walton, John T. Walton, Jim C. Walton, Alice L. Walton and two trusts for the benefit of Helen R. Walton are the general partners. The general partners have the power to sell and vote the shares. The business address of each partner is P.O. Box 1508, Bentonville, Arkansas 72712.
<F2>
  (2) This number includes 63,273 shares that S. Robson Walton had a right to acquire within 60 days after March 31, 1997, through the exercise of stock options. It also includes 26,953 shares held in the Company's Profit Sharing Plan on behalf of Mr. Walton. He has sole voting power, but no investment power, with respect to these shares.

Holdings of Officers and Directors: The following table shows the amount of Wal-Mart stock held by each director, Wal-Mart's Chief Executive Officer, and the four other most highly compensated officers on March 31, 1997. It also shows the stock held by all of Wal-Mart's directors and executive officers as a group on that date.

                 Amount and Nature of Beneficial Ownership
                         Direct or Indirect
                             with Sole      Indirect with
                             Voting and     Shared Voting
Name of                      Investment     and Investment                 Percent
Beneficial Owner              Power (1)         Power          Total       of Class
Paul R. Carter                 154,674           369,268         523,942      *
John A. Cooper, Jr.            315,448            41,712         357,160      *
Stephen Friedman                20,000              -             20,000      *
Stanley C. Gault                10,468              -             10,468      *
David D. Glass               2,773,018            92,908       2,865,926      *
Joseph S. Hardin, Jr.           86,139            13,740          99,879      *
Dr.  Frederick S. Humphries        300              -                300      *
E.   Stanley   Kroenke         534,997        31,305,964      31,840,961     1.41
Bob L. Martin                  147,680            20,832         168,512      *
Elizabeth A. Sanders             3,234              -              3,234      *
Jack Shewmaker               1,807,050              -          1,807,050      *
Donald G. Soderquist         2,098,327            84,356       2,182,683      *
Dr. Paula Stern                    500              -                500      *
S.  Robson Walton              329,060       871,289,976(2)  871,619,036    38.47
John  T. Walton              2,798,016       871,388,068(2)  874,186,084    38.59

Directors and Executive
Officers as a Group
(23  persons)               12,116,941       903,472,844     915,589,785    40.41

-----
[FN]
<F1>
* Less than one percent
<F2>
  (1) These amounts include shares that the following persons had a right to acquire within 60 days after March 31, 1997 through the exercise of stock options and shares they hold in the Profit Sharing Plan. These share numbers are shown in the following table:

                                     Stock             Shares
                                    options           held in
                                  exercisable        the Profit
Name                             within 60 days     Sharing Plan
Paul R. Carter                       81,748             37,335
David D. Glass                      414,722             91,687
Joseph S. Hardin, Jr.                30,169             30,578
Bob L. Martin                        51,190              6,598
Donald G. Soderquist                201,334             34,716
S. Robson Walton                     63,273             26,953
Directors and Officers as a Group   997,798            358,372

<F3>
  (2) Amounts shown for S. Robson Walton and John T. Walton in this column include 871,273,976 shares held by Walton Enterprises, L.P.

       ITEM 2: PROPOSAL TO ADOPT THE DIRECTOR COMPENSATION PLAN

   On March 6, 1997, the Board approved the Director Compensation Plan, subject to approval by Wal-Mart's shareholders. The Plan is summarized below. A complete copy is attached as Exhibit A.
   As described on page 8, prior to the Board's approval of the Plan each director received an annual retainer of $24,000, as well as $1,500 for each Board or Committee meeting attended in person and $500 for each telephonic meeting. The annual retainer was raised to $50,000 for the current calendar year. The retainer is payable quarterly. Committee Chairpersons receive an additional retainer of $3,000. No fees are paid for meeting attendance.
   The proposed Plan requires each director to take at least one-half of his or her retainer in the form of Wal-Mart stock or deferred stock units. The stock units are equivalent in value to Wal-Mart stock. The number of shares of Wal-Mart stock issued or stock units credited to a director is determined based on the stock price on the last business day of the quarter. The remainder of the retainer may be taken in either of these two ways, or it may be taken in cash or deferred in an interest-bearing account. Upon retirement, a director may elect to receive deferred amounts in a single lump sum payment or in installment payments over a ten-year period. The Plan will be administered by the Compensation and Nominating Committee of the Board of Directors. The Board urges you to vote for the Director Compensation Plan.

                     ITEM 3: SHAREHOLDER PROPOSAL

   The Company received a shareholder proposal for inclusion in this Proxy Statement. Included with the proposal is the shareholders' supporting statement. Wal-Mart has carefully considered the proposal, together with the supporting statement, and has concluded it cannot support the proposal for the reasons given.
   The following shareholder proposal was received from the General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Avenue, Evanston, IL 60201, and seven other shareholders. Their names, addresses and the number of shares they hold will be provided upon request.

   Whereas: The public is concerned about the conditions under which clothing and goods they purchase are produced. The media has made people aware that many companies are contracting with independent producers for goods and services outside the United States. A survey conducted by Marymount University in 1995, indicates 75% of respondents stated they would avoid shopping in stores if they were aware that stores sold goods made under sweatshop conditions. Seventy-eight percent said they would be willing to pay a dollar more for a $20 garment not made in sweatshops.
   Disturbing information has surfaced about independent producers with regard to working conditions, wage levels, use of child labor and abuse of workers. Our company was faced with this issue when children were found working for Global Fashions in Honduras sewing clothing for Kathie Lee Gifford's label. As a result, Wal-Mart took steps to increase inspections of its suppliers to assess compliance with its Standards for Vendor Partners.
   We believe companies like Wal-Mart must take responsibility for any human rights abuses in plants where their products are made. On July 16, 1996, Department of Labor Secretary Robert Reich addressed the Fashion Industry Forum, stating, "The eradication of sweatshops is everyone's responsibility--from companies to consumers." President Clinton recently invited companies to join the White House Apparel Industry Partnership, charging the group to develop tough criteria to discourage use of sweatshops and provide information to consumers.
   Wal-Mart must take meaningful steps to assure shareholders and consumers that employees who work for their suppliers are guaranteed basic rights, including freedom of association, healthful working conditions, a sustainable community wage, and a work environment free of child labor and abuse.
   Our company can be a leader in this effort by enforcing strong vendor standards. We believe Wal-Mart's announcement at the Fashion Industry Forum to upgrade inspections and consider implementation of independent monitoring is a step in the right direction. Through the use of independent monitoring (as used by The Gap, Inc. in El Salvador), there can be greater assurance of adherence to Wal-Mart's vendor standards.
   Resolved: Shareholders request the Board of Directors to report, without confidential information and at reasonable cost, on its Standards for Vendor Partners, and review compliance mechanisms for vendors, subcontractors and buying agents in the countries where it sources. The report should be available to shareholders by September, 1997.
  This review should include:
  1. Summary of current company policies regarding vendor standards, including clear definition of workers' rights to organize and required work hours per week.
  2. Policies to implement ongoing adjustment of salaries to ensure adequate purchasing power and a sustainable community wage.
  3. Procedures for internal compliance and external monitoring, in conjunction with local non-governmental organizations.
  4. Insuring that Wal-Mart's vendor standards are translated into the languages of employees where the company has contracts, and distribution to employees.
  5. Procedures to encourage vendors to raise standards, instead of terminating its contracts.

                  WAL-MART'S STATEMENT IN OPPOSITION

   Wal-Mart set forth standards for our vendor partners in 1992 that require the Company's vendors to:
  * comply with all applicable laws;
  * fairly  compensate  employees at the higher  of   legally  required
     minimum wages or the prevailing industry wages;
  * maintain reasonable work hours;
  * maintain employment on a voluntary basis;
  * base employment on an individual's ability to do the job, not on the basis of personal characteristics or beliefs;
  * maintain a safe, clean and healthy workplace environment; and
  * demonstrate a commitment to the  environment.

   Also in 1992, Wal-Mart established a factory inspection and certification program. Each year, Wal-Mart's exclusive buying agent inspects every factory that produces goods for which Wal-Mart is the importer of record. Last year, more than 3,500 factories all over the world were inspected. Over 100 factories around the world are currently barred from producing merchandise for Wal-Mart.
   A factory is automatically denied certification and Wal-Mart will not buy goods produced in that factory if any of the following are discovered:
  * inadequate fire safety equipment;
  * locked or blocked fire exits;
  * illegal child labor;
  * evidence of transshipment of goods (labeling showing an incorrect country of origin); or
  * evidence of forced labor or prison labor.

   Certification is also denied if the factory's total score assigned by the inspector falls below the passing rate. Factories are encouraged to correct problems identified by the inspectors. The passing score has been raised since the program began to encourage continual improvement by factories.
   If inspectors discover the problems listed above at a vendor's factory, Wal-Mart will not place any orders with that vendor for goods manufactured in that country. If a vendor has any of the violations listed above in more than one country, Wal-Mart will not do any business with that vendor.
   The Company is proud of its factory inspection program and believes that much good has been accomplished through the program. Wal-Mart is making certain changes to the factory inspection program, in part as a result of discussions with the shareholder proponents. For example, the Company will require posting of its vendor standards in factories. Wal-Mart will also have its vendor standards or a summary translated into certain major languages. Finally, the Company will provide an 800 number so that suspected violations of its vendor standards may be easily reported.
   The proposal asks Wal-Mart to take steps that are the responsibility of its vendors. Wal-Mart vendors acknowledge their responsibilities in this area by signing a vendor agreement in which they pledge to comply with Wal-Mart's vendor standards. The shareholder resolution also asks Wal-Mart to take steps that are too broad. For example, the proponents want Wal-Mart to force vendors to raise wages beyond legally required minimum wages and to pay outside organizations with little or no factory inspection experience to conduct inspections. The Company believes that these portions of the proposal would be very costly, placing the Company at a competitive disadvantage, while having little real impact. For these reasons, the Board urges you to vote against the proposal.

                         INDEPENDENT AUDITORS

   Ernst & Young LLP has been selected as the Company's independent auditors. Ernst & Young and its predecessor, Arthur Young & Company, have been Wal-Mart's independent auditors since prior to the Company's initial offering of securities to the public in 1970. Representatives of Ernst & Young LLP will attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                  SUBMISSION OF SHAREHOLDER PROPOSALS

   If you want to present a proposal at the 1998 Annual Meeting, send the proposal to Robert K. Rhoads, Secretary of the Company, Bentonville, Arkansas 72716, by registered, certified, or express mail. Proposals must be received on or before December 11, 1997.

   The Company carefully considers all proposals and suggestions from shareholders. If a proposal is clearly in the best interests of Wal-Mart and its shareholders, the Company will implement it without including it in the proxy statement, unless a shareholder vote is required by law.

                             OTHER MATTERS

   The Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                         By Order of the Board of Directors

                                                 (Signature here)

                                                      Robert K. Rhoads
                                                       Secretary

Bentonville, Arkansas
  April 10, 1997

                               EXHIBIT A

                         WAL-MART STORES, INC.
                      DIRECTOR COMPENSATION PLAN

Purpose. This Director Compensation Plan is established to allow the outside directors of Wal-Mart Stores, Inc. ("Wal-Mart") to participate in the ownership of Wal-Mart through ownership of shares of the Wal-Mart common stock or deferred stock units. In addition, the Plan is intended to allow Wal-Mart's outside directors to defer all or a portion of their compensation for their service as directors.

Definitions. The following words have the definitions given them below.

   "Affiliate" means any corporation, company limited by shares, partnership, limited liability company, business trust, other entity, or other business association that is controlled by Wal-Mart.

  "Board" means the board of directors of Wal-Mart.

  "Business Day" means a day on which Wal-Mart's executive offices in Bentonville, Arkansas are open for business and on which trading is conducted on the Exchange.

  "Common Stock" means the Common Stock, $0.10 par value per share, of Wal-Mart.

  "Compensation Date" means the last Business Day of each calendar quarter.

  "Deferral Account" means an account maintained in the Special Ledger for a Director to which cash equivalent amounts allocable to the Director under this Plan are credited.

  "Director" means any director of Wal-Mart who is not an employee of Wal-Mart or an Affiliate.

  "Distribution Date" means the date on which a Director ceases to be a director of Wal-Mart or on which a Director becomes employed by Wal-Mart or an Affiliate.

  "Fair Market Value" means, as to any particular day, the average of the highest and lowest prices quoted for a share of Common Stock trading on the New York Stock Exchange on that day, or if no such prices were quoted for the shares of Common Stock on the New York Stock Exchange for that day for any reason, the average of the highest and lowest prices quoted on the last Business Day on which prices were quoted. The highest and lowest prices for the shares of Common Stock shall be those published in the edition of The Wall Street Journal or any successor publication for the next Business Day.

  "First Component" means the portion of the Retainer payable to a Director that accounts for at least one-half of the Retainer and that is payable in Shares and may be deferred by crediting Units to a Unit Account maintained for the Director.

  "Interest Rate" means the annual rate at which interest is deemed to accrue on the amounts credited in a Deferral Account for a Director. The annual rate shall be set by the Board or a committee of the Board and may be changed from time to time as necessary to reflect prevailing interest rates.

  "Plan Year" means each 12-month period beginning on each January 1 and ending on each December 31.

  "Retainer" means the amount of compensation set by the Board from time to time as payable to a Director in each Plan Year on the terms and subject to conditions stated in this Plan, subject to reduction for any portion thereof that a Director elects to defer as provided in this Plan.

  "Second Component" means the balance of the Retainer payable to a Director (after reduction for the First Component) and that is (1) payable in cash or (2) by crediting an amount to a Deferral Account maintained for the Director.

  "Shares" means shares of the Common Stock.

  "Special Ledger" means a record established and maintained by Wal-Mart in which the Deferral Accounts and Units Accounts for the Directors, if any, and the Units and/or amounts credited to the accounts are noted.

  "Unit Account" shall mean the account maintained in the Special Ledger for a Director to which Units allocable to the Director under this Plan are credited.

  "Unit"  means a credit in a Director Unit Account representing  one
Share.

Annual  Retainer.   During each Plan Year in  which  a  person  is  a
Director during the existence of this Plan, the Director will be eligible to receive the Retainer payable as follows:

  At least one-half of the Retainer shall be and, at the Directors' option, up to the full amount of the Retainer (defined above as the "First Component") will be (1) payable to the Director in Shares or (2) at the Director's option, deferred by Wal-Mart crediting Units to a Unit Account maintained for the Director as provided in this Plan.

  The balance of the Retainer (defined above as the "Second Component") shall be (1) payable in cash or (2) at the Director's option, deferred by Wal-Mart crediting a Deferral Account maintained for the Director as provided in this Plan with an amount that would be otherwise payable to the Director in cash.

   The Retainer will be payable in arrears in equal quarterly installments on each Compensation Date unless deferred as provided below. Each quarterly installment will consist of one-fourth of the First Component and one-fourth of the Second Component, if any, for each Director.

Elections. Each Director who was a Director during the prior Plan Year must elect by no later than December 31 of the prior Plan Year how he or she will receive the Retainer. Each Director who becomes a Director during a Plan Year must elect within 30 days after becoming a Director how he or she will receive the Retainer. Each election must be made by the Director filing an election form with the Secretary of Wal-Mart. If a Director does not file an election form for each Plan year by the specified date the Director will be deemed to have elected to receive and defer the Retainer in the manner elected by the Director in his or her last valid election. Any person who becomes a Director during a Plan Year and does not file the required election within 30 days will be deemed to have elected to receive all of the Retainer in Shares. Any election to defer a portion of the Retainer made by a person who becomes a Director during a Plan Year will be valid as to the portion of the Retainer received after the election is filed with the Secretary of Wal-Mart. When an election is made for a Plan Year, the Director may not revoke or change that election.

The Shares. If a Director elects to receive Shares in payment of all or any part of the Director's Retainer, the number of Shares to be issued on any Compensation Date shall equal one-fourth of the amount of the Retainer to be paid in Shares for the Plan Year divided by the Fair Market Value of a Share on the Compensation Date. Any Shares issued under this Plan will be registered under the Securities Act of 1933, as amended, and, so long as shares of the Common Stock are listed for trading on the New York Stock Exchange, will be listed for trading on the New York Stock Exchange.

The Units. If a Director defers any portion of the Retainer in the form of Units, then on each Compensation Date, Wal-Mart will credit a Unit Account maintained for the Director with a number of Units equal to (1) one-fourth of the dollar amount of the Retainer that the Director has elected to defer in the form of Units for the Plan Year divided by (2) the Fair Market Value on the Compensation Date. If the Common Stock is the subject of a stock dividend, stock split, or a reverse stock split, the number of Units will be increased or decreased, as the case may be, in the same proportion as the outstanding shares of Common Stock. Wal-Mart will credit to the Director's Unit Account on the date any dividend is paid on the Common Stock, an additional number of Units equal to (I) the aggregate amount of the dividend that would be paid on a number of Shares equal to the number of Units credited to the Director's Unit Account on the date the dividend is paid divided by (II) the Fair Market Value on that date.

Deferral Account. If a Director defers receipt of any portion of the Retainer by having an amount credited to a Deferral Account, then on each Compensation Date, Wal-Mart will credit to the Director's Deferral Account an amount equal to one-fourth of the dollar amount of the Retainer deferred for the Plan Year. On the last day of each Plan Year, Wal-Mart will also credit the Deferral Account with interest, calculated at the Interest Rate, on the aggregate amount credited to the Deferral Account.

Distribution of the Amounts in a Unit Account. Distribution Date for a former Director, Wal-Mart will issue to the former Director that number of Shares equal to the number of Units with which the former Director's Unit Account is credited. The former Director may elect to receive all of the Shares at one time or in up to 10 annual installments as described below. If the Director has elected to receive all of the Shares at one time, Wal-Mart will issue the Shares as soon as practicable after the Distribution Date.

   If the former Director has elected to receive the Shares in installments, a pro rata number of Shares will be issued for each installment plus additional Shares equal to the Units credited to the Unit Account respecting dividends paid on the Common Stock since the last installment was made. Wal-Mart will issue the first installment of Shares as soon as practicable after the former Director's Distribution Date. The remaining installments of Shares will be issued on or about each anniversary of the Director's Distribution Date.

Distribution of the Amounts in a Deferral Account. After the Distribution Date for a former Director, Wal-Mart will pay the former Director cash equal to the amount with which the former Director's Deferral Account is credited. The former Director may elect to receive all of the cash at one time or in up to 10 annual installments as described below. If the former Director has elected to receive all of the cash at one time, Wal-Mart will pay the cash to the former Director as soon as practicable after the Distribution Date.

   If the former Director has elected to be paid the cash in installments, a pro rata portion of the amount credited to the Deferral Account on the Distribution Date will be paid in each installment, along with the additional amount credited to the Deferral Account as interest since the last installment was paid. Wal-Mart will pay to the former Director the cash to be paid in the first installment as soon as practicable after the Distribution Date. The remaining installments of cash shall be paid on or about each anniversary of the Director's Distribution Date.

Conversion of Accounts. At any time prior to the Distribution Date, a Director who has a Deferral Account may convert all or any portion of the Deferral Account into Units credited to a Unit Account. The number of Units to be credited to the Director's Unit Account upon the conversion shall equal (1) the amount credited to the Director's Deferral Account so converted divided by (2) the Fair Market Value on the date of the Director's election to convert.

   At any time prior to the Distribution Date, a Director who has a Unit Account may convert all or any portion of the Unit Account into a Deferral Account. The cash amount to be credited to the Director's Deferral Account upon the conversion shall equal (1) the number of Units credited to his or her Unit Account so converted multiplied by (2) the Fair Market Value on the date of the Director's election to convert.

   Any election to convert must be made on a form prescribed by Wal-Mart and filed with its Secretary. The conversion of a Unit Account or a Deferral Account shall be deemed to occur on the date of the Director's election.

Distribution in the Event of a Director's Death. Each Director who defers any part of the Retainer payable to him or her in any Plan Year must designate one or more beneficiaries of the Director's Deferral Account and Unit Account, who may be changed from time to time. The designation of a beneficiary must be made by filing with Wal-Mart's Secretary a form prescribed by Wal-Mart. If no designation of a beneficiary is made, any deferred benefits under this Plan will be paid to the Director's or former Director's estate. If a Director dies while in office or a former Director dies during the installment payment period, Wal-Mart will issue the Shares and pay the amounts of cash that are issuable and payable to the Director or former Director at one time as soon as practicable after the death of the Director or the former Director.

Timing of Election to Receive Deferred Benefits in Installments. If the Director wants the benefits distributed in installments, the election to receive payments in installments must be on file for a period of at least 12 full months prior to the Director ceasing to be a director of Wal-Mart. The last valid election on file with Wal-Mart's Secretary for at least 12 full months will be the given effect by Wal-Mart in distributing the benefits.

Withholding for Taxes. Wal-Mart will withhold the amount of cash and Shares necessary to satisfy Wal-Mart's obligation to withhold federal, state, and local income and other taxes on any benefits received by the Director, the former Director or a beneficiary under this Plan.

No Transfer of Rights under this Plan. A Director or former Director shall not have the right to transfer, grant any security interest in or otherwise encumber rights he or she may have under this Plan, any Deferral Account or any Unit Account maintained for the Director or former Director or any interest therein. No right or interest of a Director or a former Director in a Deferral Account or a Unit Account shall be subject to any forced or involuntary disposition or to any charge, liability, or obligation of the Director or former Director, whether as the direct or indirect result of any action of the Director or former Director or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors' rights law. Any action attempting to effect any transaction of that type shall be null, void, and without effect.

Unfunded Plan. This Plan will be unfunded for federal tax purposes. The Deferral Accounts and the Unit Accounts are entries in the Special Ledger only and are merely a promise to make payments in the future. Wal-Mart's obligations under this Plan are unsecured, general contractual obligations of Wal-Mart.

Amendment and Termination of the Plan. The Board or the Compensation and Nominating Committee of the Board may amend or terminate this Plan at any time. An amendment or the termination of this Plan will not adversely affect the right of a Director, former Director, or Beneficiary to receive Shares issuable or cash payable at the effective date of the amendment or termination or any rights that a Director, former Director, or a Beneficiary has in any Deferral Account or Unit Account at the effective date of the amendment or termination. If the Plan is terminated, however, Wal-Mart may, at its option, accelerate the payment of all deferred and other benefits payable under this Plan.

Governing Law. This Plan shall be governed by the laws of the State of Arkansas, except that any matters relating to the internal governance of Wal-Mart shall be governed by the General Corporation Law of Delaware. Wal-Mart has right to interpret this Plan, and
any   interpretation   by  Wal-Mart shall be  conclusive  as  to  the
meaning of this Plan.

Effective Date and Transition. This Plan amends and restates in full the Wal-Mart Stores, Inc. Directors Deferred Compensation Plan adopted on March 7, 1991 and as ratified by the stockholders of
Wal-Mart on June 5, 1992. The effective date of this amendment and restatement of that Plan shall be January 1, 1997, and the Plan became operative and in effect on the date, subject only to the ratification of the Plan by the stockholders of Wal-Mart at Wal-Mart's 1997 annual stockholders' meeting. The Board has reserved and authorized for issuance pursuant to the terms and conditions of this Plan 1,000,000 shares of Common Stock.

                              (Map Here)

                           ADMITTANCE SLIP

                         WAL-MART STORES, INC

                    Annual Meeting of Shareholders


               Place:    Bud Walton Arena
                         University of Arkansas Campus
                         (parking on North Razorback Drive)
                         Fayetteville, Arkansas

               Time:     June 6, 1997, 8:30 A.M. CDST
                         (Pre-meeting activities at 7:30 A.M.)

               Casual Dress Recommended

Please present this slip at the entrance. You may bring guests, but we reserve the right to limit the number of your guests. Photographs for use in Company publications will be taken at the Annual Meeting. By attending, you waive any claim to these photographs. Camcorders or video taping equipment of any kind are expressly prohibited.

                         WAL-MART STORES, INC.
                         BENTONVILLE, AR 72716
                             501/273-4000

                     WAL-MART STORES, INC. PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE
     SHAREHOLDERS OF WAL-MART STORES, INC. TO BE HELD ON JUNE 6, 1997

     I have received the Notice of Annual Meeting of Shareholders to be held on June 6, 1997, and a Proxy Statement furnished by Wal-Mart's Board of Directors for the Meeting. I appoint S. ROBSON WALTON and DAVID D. GLASS, or either of them, as Proxies and Attorneys-in-Fact, with full power of substitution, to represent me and to vote all shares of Wal-Mart common stock that I am entitled to vote at the Annual Meeting on June 6, 1997. If
I participate in Wal-Mart Stores, Inc. Profit Sharing Plan, I also direct the Trustee of the Wal-Mart Stores, Inc. Profit Sharing Trust to vote my stock which is attributable to my interest in the Plan at the Meeting in the manner shown on this form as to the following matters and in the Trustee's discretion on any other matters that come before the Meeting.

RESOLVED, that the following persons are nominated for election to the Board of Directors of Wal-Mart Stores, Inc., such election to be at the Annual Meeting of Shareholders on June 6, 1997:

Paul R. Carter, John A. Cooper, Jr., Stephen Friedman, Stanley C. Gault, David D. Glass, Dr. Frederick S. Humphries, E. Stanley Kroenke,
Elizabeth A. Sanders, Jack C. Shewmaker, Donald G. Soderquist, Dr. Paula Stern, John T. Walton, S. Robson Walton.

                      (Change of Address/Comments)

                  __________________________________
                  __________________________________
                  __________________________________
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                        FOLD AND DETACH HERE

                        WAL-MART STORES, INC.

                     ANNUAL MEETING OF SHAREHOLDERS

                             June 6, 1997
                            8:30 a.m. (CDST)
                     (Pre-meeting activities at 7:30)

                           Bud Walton Arena
                        University of Arkansas
                        Fayetteville, Arkansas

TO MAKE SURE THAT YOUR VOTE ARRIVES AT OUR TABULATOR IN TIME TO BE COUNTED, YOU MAY WISH TO VOTE BY PHONE.

TO VOTE BY PHONE (touch tone):
  1) Have your proxy card handy.
  2) Call First Chicago Trust at:
          1-800-OK 2 VOTE (1-800-652-8683)
  3) Follow the automated instructions.


X  Please mark your vote as in this example.

If this proxy is signed and returned, it will be voted in accordance with your instructions shown below. If you do not specify how the proxy should be voted, it will be voted FOR items 1 and 2 and AGAINST item 3.

               The Board of Directors recommends a vote FOR:

                  FOR   WITHHELD                           FOR   WITHHELD
1. Election of                       2. To approve
   Directors                            the Directors
   (see reverse)                        Compensation Plan


               The Board of Directors recommends a vote AGAINST:

                           FOR      WITHHELD
3. To approve the
   shareholder
   resolution regarding
   vendor standards

                                    Change of Address
                                    (see reverse)

IMPORTANT: Please sign Proxy as your name appears. When stock is jointly held, each joint owner should sign Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

                                    _________________________________

                                    _________________________________
                                     Signature(s)              Date

                              FOLD AND DETACH HERE


                           Stock Up at SAM'S Club

As a Wal-Mart shareholder, you are qualified for membership at SAM'S
Club.

Use this One-Day Trial Membership Card to stock up on name brand membership for your business or home, all at low, warehouse prices.

If you've already joined SAM'S Club, you know what a great value membership represents and you may want to pass this Trial Membership along to a friend or colleague.

Annual membership fee of $25* payable upon joining. One secondary membership is available for only $10*. *Sales tax additional, where applicable.

                         PRE-QUALIFIED FOR MEMBERSHIP
                         ONE-DAY TRIAL MEMBERSHIP CARD

Shareholder's Name: _____________________________________________
Address:_________________________________________________________
City/State/ZIP: _________________________________________________
Phone: __________________________________________________________

   (Sam's Club         Member No.: __176941458___________________
    Logo here)         Expiration Date: __07/31/97_______________
Membership
Warehouse                   Pay posted warehouse prices.  Cash
For Business & Home         Discover* or Novus* Cards only (no
                            checks). You may apply for membership
                            while visiting any SAM'S Club.